UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2024

Magnachip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Magnachip Semiconductor, Ltd. 15F, 76 Jikji-daero 436beon-gil, Heungdeok-gu Cheongju-si, Chungcheongbuk-do, 28581, Republic of Korea	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +82 (2) 6903-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 22, 2024, Chan Ho Park, Co-General Manager of Power Analog Solutions of Magnachip Semiconductor Corporation (the “Company”), resigned from such position, to be effective at the end of the day on April 30, 2024. Dr. Park also resigned from his position as Co-General Manager of Power Analog Solutions of Magnachip Semiconductor, Ltd., the Korean operating subsidiary of the Company (“MSK”), and from all other positions held by him as of such time and date.

(e) In connection with Dr. Park’s resignation and termination of his executive service agreement with the Company and MSK, Dr. Park, the Company and MSK entered into a separation agreement dated as of March 22, 2024 (the “Separation Agreement”), pursuant to which the Company has agreed to the following: (i) the Company will pay Dr. Park a cash severance payment equal to six times his monthly base salary, payable ratably over a period of six months after the separation date (with the first payment being paid two months after the separation date), together with any annual bonus earned for calendar year 2023, and (ii) any outstanding unvested equity awards held by Dr. Park will be treated in accordance with the terms set forth in the Company’s applicable equity incentive plan and the applicable award agreements, solely for the purpose of this clause (ii), as if Dr. Park’s separation was deemed to be “termination without Cause” rather than “resignation without Good Reason” under the applicable equity incentive plan and such award agreements (collectively, the “Separation Benefits”). The Separation Benefits are contingent on the execution and non-revocation of the Release of Claims (defined below) and Dr. Park’s compliance with all other terms of his Confidentiality Agreement and Proprietary Information and Invention Assignment Agreement, the Separation Agreement and Release of Claims.

In connection with the Separation Agreement, Dr. Park also entered into a release with the Company and MSK whereby Dr. Park released all claims he may have against the Company, MSK or their respective affiliates, subsidiaries, representatives and other related parties in exchange for the Separation Benefits and the other applicable severance benefits set forth in the Separation Agreement (the “Release of Claims”).

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is field as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.	Description

10.1	Separation Agreement, dated as of March 22, 2024, by and among the Company, MSK and Chan Ho Park.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2024	MAGNACHIP SEMICONDUCTOR CORPORATION

	By:	/s/ Theodore Kim
	Name:	Theodore Kim
	Title:	Chief Compliance Officer, General Counsel and Secretary